                                                                      EXHIBIT 23

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statements No. 333-29203 and No. 333-60909 of Core Materials on Form S-8 of our report dated March 15, 2002, appearing in the Annual Report on Form 10-K of Core Materials Corporation for the year ended December 31, 2001.


Deloitte & Touche LLP
Columbus, Ohio
March 28, 2002